SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 1994

                     BALCOR REALTY INVESTORS 84-SERIES II,
                       A REAL ESTATE LIMITED PARTNERSHIP
                            Exact Name of Registrant



Maryland                                0-13334
State or other jurisdiction             Commission File Number
of organization



Balcor Plaza
4849 Golf Road
Skokie, Illinois                        36-3223939
Address of principal                    I.R.S. Employer
executive offices                       Identification

60077
Zip Code


              Registrant's telephone number, including area code:
                                 (708) 677-2900



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Ridgepoint Green Apartments and Ridgepoint Way Apartments

In 1983 the Partnership acquired the Ridgepoint Green and Ridgepoint Way apartment complexes in Dallas, Texas (together, the "Properties"), utilizing
$4,659,620 and $5,007,315 of offering proceeds, respectively.   The Partnership
acquired the Properties subject to first mortgage loans from an unaffiliated lender in the then outstanding amounts of $8,370,000 and $9,118,000, respectively.

Pursuant to plans of reorganization ("Plans") confirmed by the Bankruptcy Court in March 1994 in the proceedings under Chapter 11 of the U.S. Bankruptcy Code regarding the Properties, the Partnership became obligated to sell the Properties on or before October 1, 1995 on certain specified terms.

On July 8, 1994, the Partnership executed an Agreement of Sale ("Agreement") to sell the Properties to an unaffiliated party, Berkshire Realty Company, Inc., a Delaware corporation, ("Purchaser") for a sale price of $17,790,715. The Purchaser deposited $250,000 into an escrow account as earnest money, with the remaining $17,540,715, plus or minus prorations, payable upon closing, scheduled for August 17, 1994 ("Closing"). Pursuant to the Plans, the Partnership will pay approximately $16,637,000 in full satisfaction of the first mortgage loans collateralized by the Properties, which represents a discount of approximately $2,558,000 from the amounts due under the loans. The Partnership will pay approximately $178,000 to an unaffiliated party as a brokerage commission and will receive the remaining sale proceeds of approximately $976,000, less closing costs. Pursuant to the Agreement, the Partnership may not make any distributions of the sale proceeds to its partners until 90 days after Closing.

Neither the General Partner nor its affiliates will receive a commission in connection with the sale of the Property.

Two apartment complexes adjacent to the Properties owned by an affiliate of the General Partner are under contract to be sold to the Purchaser and are expected to be sold simultaneous with the Properties. A default under either contract is a default under the other contract. If the contract for the adjacent properties is terminated by the Purchaser, the Partnership and the Purchaser each have the right to terminate the Agreement.

The Closing of the sale of the Properties is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible that the sale of the Properties may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          (2) Agreement of Sale relating to the sale of Ridgepoint Green and Ridgepoint Way apartment complexes, Dallas, Texas.



     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BALCOR REALTY INVESTORS 84-SERIES II,
                              A REAL ESTATE LIMITED PARTNERSHIP

                              By:  Balcor Partners-84 II, Inc.,
                                   general partner


                              By:  \s\ Jerry M. Ogle
                                  -----------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary


Dated: July 21, 1994